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                                                                    Exhibit 99.3

               CERTIFICATION PURSUANT TO ITEM 8.A.4 OF FORM 20-F

Pursuant to Item 8.A.4 of Form 20-F, the undersigned hereby represents that it is not required to comply with the requirement that the audited financial statements in its registration statement on Form F-4 be no older than 12 months at the date of filing in any other jurisdiction outside the United States. The undersigned further represents that complying with such requirement would be impracticable because of the time required to complete an audit of the undersigned's consolidated financial statements after its fiscal year end of March 31, 2004.

                                             NORTH AMERICAN ENERGY PARTNERS INC.

                                             By: /s/ Gordon Parchewsky
                                                ________________________________
                                                Gordon Parchewsky
                                                President